Exhibit 99.1

Whiting and Oasis to Combine in $6.0 Billion Merger of Equals Transaction

Creating a Scaled Unconventional U.S. Oil Producer with a Premier Williston Basin Acreage Position Totaling 972K Net Acres and Combined 4Q21 Production of 167.8 Thousand Boepd

Transaction Accretive to Key Per-share Metrics
While Maintaining a Strong, Relatively Unlevered Pro Forma Balance Sheet at Close

Combined Company to Benefit from Significantly Enhanced Operating Scale and Free Cash Flow;
Expect to Deliver Sustainable Dividends and Attractive Returns to Shareholders

Transaction Expected to Generate Administrative and Operational Cost Synergies of Approximately $65MM Annually

Progressive ESG Profile with Top Tier Gas Capture Track Record in North Dakota

Lynn Peterson to Serve as Executive Chair of the Board; Danny Brown to Serve as President and CEO

Companies to Host Conference Call Today at 8:30 a.m. ET (7:30 a.m. CT)

DENVER and HOUSTON, March 7, 2022 – Whiting Petroleum Corporation (NYSE: WLL) (“Whiting”) and Oasis Petroleum Inc. (NASDAQ: OAS) ("Oasis") today announced they have entered into an agreement to combine in a merger of equals transaction. The combined company will have a premier Williston Basin position with top tier assets across approximately 972K net acres, combined production of 167.8 thousand boepd, significant scale and enhanced free cash flow generation to return capital to shareholders.

Under the terms of the agreement, Whiting shareholders will receive 0.5774 shares of Oasis common stock and $6.25 in cash for each share of Whiting common stock owned. In connection with the closing of the transaction, Oasis shareholders will receive a special dividend of $15.00 per share. The combined company will have an enterprise value of ~$6.0B based on the exchange ratio and the closing share prices for Whiting and Oasis as of March 4, 2022. Upon completion of the transaction, Whiting shareholders will own approximately 53% and Oasis shareholders will own approximately 47% of the combined company on a fully diluted basis.

Upon closing, Whiting’s President and CEO, Lynn Peterson, will serve as Executive Chair of the Board of Directors of the combined company. Oasis’ CEO, Danny Brown, will serve as President and Chief Executive Officer and as a member of the Board. The combined company will be headquartered in Houston upon closing but will retain the Denver office for the foreseeable future. The combined company will operate under a new name and is expected to trade on the NASDAQ under a new ticker to be announced prior to closing.

“The combination will bring together two excellent operators with complementary and high-quality assets to create a leader in the Williston Basin, poised for significant and resilient cash flow generation,” said Mr. Brown. “Over the last year, both companies have executed a series of deliberate strategic transactions, reducing costs and establishing a leading framework for ESG and return of capital. The combination of the two companies, together with the ongoing momentum from these strategic actions, will accelerate our efforts and ideally position the combined company to generate strong free cash flow, execute a focused strategy and enhance the return of capital.”

Mr. Peterson added, “We are bringing together two like-minded companies and cultures through a merger-of-equals transaction. Both organizations have outstanding talent and operational practices that we are excited to integrate to create an even stronger combined company. This is also an exciting and very positive development for the communities in which we operate and the great states of North Dakota and Montana. We look forward to unlocking the enormous potential of our assets and organizations for the benefit of our stakeholders.”

Combined Company Positioned to Succeed in Dynamic E&P Environment

•	Premier Williston Basin Position with Enhanced Scale and Top Tier Assets. The combined company will be positioned as a premier operator in the Williston Basin, combining high quality assets with low breakeven pricing operated by an experienced team. The combined company expects to produce 164-169 Mboe/d in 2022.
•	Accretive to Financial Metrics. The transaction is expected to be accretive to key per-share metrics, including: E&P cash flow, E&P free cash flow, return of capital and net asset value. The combination is also expected to enhance the combined company’s credit profile and cost of capital, as it will have enhanced scale and stronger cash flow while maintaining an attractive balance sheet with expected net debt to EBITDAX of ~0.2x at close.

•	Enhances Sustainable Free Cash Flow Profile. The combined company is expected to generate significant free cash flow from its high-quality assets and disciplined capital spending across a wide range of commodity price scenarios. The combined company expects approximately $1.2B of free cash flow and a reinvestment rate below 40% in 2022 at $85/bbl WTI and $3.50/MMBtu NYMEX gas.
•	Commitment to Enhanced Capital Return Program through Base Plus Variable Dividend Strategy and Share Repurchases. Shareholder returns will be central to the strategy of the combined company. During the second half of 2022, the combined company will target a return of capital program representing 60% of free cash flow. The combined company is expected to increase its aggregate base dividend at close to ~$25MM per quarter, or $0.585 per share, using variable dividends and share repurchases to return the full targeted amount. Both companies will continue their respective formally announced programs before the transaction closes. The combined company board is expected to establish a formal long-term return of capital program after close. Given the strong assets, significant free cash flow generation, capital discipline and excellent financial position of the organization, this program is expected to provide meaningful returns of capital to shareholders.
•	Delivers Significant Cost Saving and Operational Synergy Opportunity. Whiting and Oasis shareholders will each benefit from the significant upside potential created from identified administrative and operational cost synergies of $65MM on an annual basis by the second half of 2023. Both companies are industry leaders in operational excellence and will combine best practices to further advance efficiencies across operating expenses and capital expenditures.
•	Strong Financial Position and Relatively Unlevered Balance Sheet at Close. The combined company will have a peer-leading balance sheet with expected leverage of ~0.2x at close, including the impact of the merger consideration and special dividend. Additionally, the combined company expects to have minimal borrowings under its $900MM borrowing base, resulting in strong liquidity at close. The balance sheet is further bolstered by no near-term maturities.

•	Continued ESG Commitment. Together, the combined company will continue Whiting’s and Oasis’ existing ESG efforts, including applying best practices across both companies related to safety, gas capture and emissions reduction.

Governance and Leadership

Upon closing, the Board of Directors of the combined company will consist of ten directors, comprising four independent directors from the current Whiting Board, as well as Mr. Peterson, and four independent directors from the current Oasis Board, along with Mr. Brown.

The remainder of the company’s leadership team includes Michael Lou, Oasis’ CFO, Chip Rimer, Whiting’s COO and Scott Regan, Whiting’s GC, who will serve in their respective capacities in the combined company.

Timing and Approvals

The transaction, which is expected to close in the second half of 2022, has been unanimously approved by the boards of directors of both companies. The closing of the transaction is subject to customary closing conditions, including, among others, approval by Whiting and Oasis shareholders.

Advisors

Citi is serving as financial advisor and Kirkland & Ellis LLP is serving as legal advisor to Whiting. Tudor, Pickering, Holt & Co. and RBC Capital Markets LLC are serving as financial advisors and Vinson & Elkins LLP is serving as legal advisor to Oasis.

Conference Call and Additional Materials

Whiting and Oasis will hold a joint conference call today, March 7, 2022 at 8:30 a.m. Eastern Time / 7:30 a.m. Central Time to discuss the transaction. An investor presentation regarding the transaction can also be found at www.whiting.com and www.oasispetroleum.com.

Investors, analysts and other interested parties are invited to listen to the webcast:

Date: Monday, March 7, 2022

Time: 8:30 a.m. Eastern Time / 7:30 a.m. Central Time

Pre-registration link: https://dpregister.com/sreg/10164478/f1e3f0537c

Live Webcast: https://services.choruscall.com/mediaframe/webcast.html?webcastid=gwcvNTyw

Sell-side analysts wishing to ask a question may use the following dial-in:

Dial-in: 1-877-382-5506

Intl. Dial-in: 1-412-317-5422

Website: www.whiting.com and www.oasispetroleum.com

A recording of the conference call will be available beginning approximately two hours after the call on the day of the call and will be available until Monday, March 14, 2022 by dialing:

Replay dial-in: 1-877-344-7529

Intl. replay: 1-412-317-0088

Replay access: 6137428

The call will also be available for replay until March 14, 2022 at www.whiting.com and www.oasispetroleum.com.

About Whiting

Whiting, a Delaware corporation, is an independent oil and gas company engaged in the development, production and acquisition of crude oil, NGLs and natural gas primarily in the Rocky Mountains region of the United States. The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota and Montana. The Company trades publicly under the symbol WLL on the New York Stock Exchange. For further information, please visit http://www.whiting.com.

About Oasis

Oasis is an independent exploration and production company with quality and sustainable long-lived assets in the Williston Basin. Oasis is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company's website at www.oasispetroleum.com.

Forward-Looking Statements

Certain statements in this document concerning the transaction, including any statements regarding the expected timetable for completing the transaction, the results, effects, benefits and synergies of the transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Whiting’s and Oasis’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Whiting’s and Oasis’ plans and expectations with respect to the transaction and the anticipated impact of the transaction on the combined company’s results of operations, financial position, growth opportunities and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of Oasis may not approve the issuance of new shares of Oasis common stock in the transaction or that shareholders of Whiting may not approve the merger agreement; the risk that a condition to closing of the transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Whiting and Oasis; the effects of the business combination of Whiting and Oasis, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the transaction. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in Whiting’s Annual Report on Form 10-K for the year ended December 31, 2021, as amended by Amendment No. 1 thereto, which is on file with the Securities and Exchange Commission (the “SEC”) and available from Whiting’s website at www.whiting.com under the “Investor Relations” tab, and in other documents Whiting files with the SEC; and in Oasis’ Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC and available from Oasis’ website at www.oasispetroleum.com under the “Investor Relations” tab, and in other documents Oasis files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Whiting nor Oasis assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

No Offer or Solicitation

Communications in this news release do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information and Where You Can Find It

In connection with the proposed transaction, Whiting and Oasis intend to file materials with the SEC, including a Registration Statement on Form S-4 of Oasis (the "Registration Statement") that will include a joint proxy statement/prospectus of Whiting and Oasis. After the Registration Statement is declared effective by the SEC, Whiting and Oasis intend to mail a definitive proxy statement/prospectus to the shareholders of Whiting and the shareholders of Oasis. This news release is not a substitute for the joint proxy statement/prospectus or the Registration Statement or for any other document that Whiting or Oasis may file with the SEC and send to Whiting’s shareholders and/or Oasis' shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF WHITING AND OASIS ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY WHITING AND OASIS WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WHITING, OASIS, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors will be able to obtain free copies of the Registration Statement and joint proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Whiting and Oasis with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Whiting will be available free of charge from Whiting’s website at www.whiting.com under the “Investor Relations” tab or by contacting Whiting’s Investor Relations Department at (303) 837-1661 or BrandonD@whiting.com. Copies of documents filed with the SEC by Oasis will be available free of charge from Oasis’ website at www.oasispetroleum.com under the “Investor Relations” tab or by contacting Oasis’ Investor Relations Department at (281) 404-9600 or ir@oasispetroleum.com.

Participants in the Solicitation

Whiting, Oasis and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Whiting’s shareholders and Oasis’ shareholders in connection with the transaction. Information regarding the executive officers and directors of Oasis is included in its definitive proxy statement for its 2021 annual meeting filed with the SEC on March 18, 2021. Information regarding the executive officers and directors of Whiting is included in its definitive proxy statement for its 2021 annual meeting filed with the SEC on March 29, 2021. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement, joint proxy statement/prospectus and other materials when they are filed with the SEC in connection with the transaction. Free copies of these documents may be obtained as described in the paragraphs above.

For further information:

Whiting

Brandon Day

Investor Relations Manager

(303) 837-1661

Brandond@whiting.com

Oasis

Bob Bakanauskas,

Director, Investor Relations,

(281) 404-9600

ir@oasispetroleum.com